INCORPORATED UNDER THE LAWS OF

COLORADO

NUMBER | SHARES

Shares are with ______ par value

This Certifies that ______________________ is the owner of

______________________ Shares of the Capital Stock of

FULLY PAID AND
NON ASSESSABLE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 19__

______________________ ______________________